                                                                    Exhibit 99.1


                          Index to Financial Statements
                            of Mergent Systems, Inc.





Report of Ernst & Young LLP, Independent Auditors..........................................2

Financial Statements

Balance Sheets.............................................................................3
Statements of Operations...................................................................4
Statements of Shareholders' Equity.........................................................5
Statements of Cash Flows...................................................................6
Notes to Financial Statements..............................................................7

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
Mergent Systems, Inc.

We have audited the accompanying balance sheets of Mergent Systems, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mergent Systems, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California
March 1, 2000

                              Mergent Systems, Inc.

                                 Balance Sheets



                                                                                          DECEMBER 31,
                                                                                     1999               1998
                                                                              --------------------------------------
ASSETS
Current assets:
    Cash and cash equivalents                                                    $   1,116,728      $      82,906
     Deferred income tax assets                                                              -             18,760
     Prepaid expenses and other current assets                                          53,467              9,952
                                                                              --------------------------------------
Total current assets                                                                 1,170,195            111,618

Property and equipment, net                                                            186,830             27,007
Other assets                                                                            66,760                  -
                                                                              --------------------------------------
Total assets                                                                     $   1,423,785      $     138,625
                                                                              ======================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                                      $     178,466      $      48,674
   Deferred revenue                                                                     60,000             60,000
   Current portion of capital lease obligations                                          3,354                  -
                                                                              --------------------------------------
Total current liabilities                                                              241,820            108,674

Capital lease obligations                                                                3,890                  -
Commitments
Shareholders' equity:
   Convertible preferred stock, $0.001 par value, issuable in series:
     4,287,500 shares authorized; 4,285,909 shares issued and
     outstanding at December 31, 1999 (aggregate liquidation
     preference of $4,897,937 at December 31, 1999)                                  2,448,970                  -
   Common stock, $0.001 par value; 15,000,000 shares authorized;
     5,336,501 and 3,400,001 shares issued and outstanding at
     December 31, 1999 and 1998, respectively                                        1,336,832             64,022
   Deferred stock compensation                                                        (977,723)           (28,203)
   Notes receivable from shareholders                                                  (40,000)           (22,500)
   Retained earnings (accumulated deficit)                                          (1,590,004)            16,632
                                                                              --------------------------------------
Total shareholders' equity                                                           1,178,075             29,951
                                                                              --------------------------------------
Total liabilities and shareholders' equity                                       $   1,423,785      $     138,625
                                                                              ======================================

SEE ACCOMPANYING NOTES.

                              Mergent Systems, Inc.

                            Statements of Operations



                                                                                   YEARS ENDED DECEMBER 31,
                                                                                   1999                1998
                                                                           ------------------------------------------
Revenues:
   License fees                                                               $         20,000    $              -
   Services                                                                             12,500             120,920
                                                                           ------------------------------------------
Total revenues                                                                          32,500             120,920

Operating expenses:
   Sales and marketing                                                                 459,668              92,086
   Product development                                                                 373,472               7,718
   General and administrative                                                          532,255              48,795
   Amortization of deferred stock compensation                                         284,560               6,172
                                                                           ------------------------------------------
Total operating expenses                                                             1,649,955             154,771
                                                                           ------------------------------------------

Loss from operations                                                                (1,617,455)             (33,851)

Interest income, net                                                                    10,819               3,344
                                                                           ------------------------------------------
Net loss before income taxes                                                        (1,606,636)            (30,507)
Benefit for income taxes                                                                     -              16,940
                                                                           ------------------------------------------
Net loss                                                                        $   (1,606,636)   $        (13,567)
                                                                           ==========================================

SEE ACCOMPANYING NOTES.

                              Mergent Systems, Inc.

                       Statements of Shareholders' Equity


                                              CONVERTIBLE
                                            PREFERRED STOCK                COMMON STOCK              DEFERRED
                                       -------------------------  ------------------------------      STOCK
                                          SHARES      AMOUNT          SHARES          AMOUNT       COMPENSATION
                                       -------------------------  -------------   --------------  --------------
Balances at December 31, 1997                   -  $         -      3,000,001      $     7,147     $         -
   Issuance of common stock for
     notes receivable                           -            -        400,000           56,875         (34,375)
   Amortization of deferred stock
     compensation                               -            -              -                -           6,172
  Net loss and comprehensive loss               -            -              -                -               -
                                       -------------------------  -------------   --------------  --------------
Balances at December 31, 1998                   -            -      3,400,001           64,022          28,203
  Issuance of Series A preferred
     stock                              3,675,183    2,100,000              -                -               -
  Conversion of promissory notes
     to Series A preferred stock          610,726      348,970              -                -               -
   Issuance of common stock for
     cash and notes receivable,
     net of issuance costs.                     -            -      2,061,500          710,910        (659,680)
  Issuance of common stock in
     exchange for technology                    -            -        500,000          100,000        (160,000)
  Exercise of stock options by
     consultant                                 -            -         50,000           17,500               -
  Repurchase of common stock                    -            -       (675,000)         (30,000)              -
  Deferred stock compensation                   -            -              -          414,400        (414,400)
  Amortization of deferred stock
     compensation                               -            -              -                -         284,560
  Net loss and comprehensive loss               -            -              -                -               -
                                                                               ---
                                       -------------------------  -------------   --------------  --------------
Balances at December 31, 1999           4,285,909   $2,448,970      5,336,501       $1,336,832     $  (977,723)
                                       =========================================================  ==============


                                             NOTES
                                          RECEIVABLE
                                             FROM       ACCUMULATED
                                         SHAREHOLDERS      DEFICIT         TOTAL
                                       ------------------------------  ---------------
Balances at December 31, 1997           $          -     $   30,199     $    37,346
   Issuance of common stock for
     notes receivable                        (22,500)             -               -
  Net loss and comprehensive loss                  -        (13,567)        (13,567)

                                       ---------------  ------------------------------
Balances at December 31, 1998                (22,500)        16,632          29,951
  Issuance of Series A preferred
     stock                                         -              -       2,100,000

  Conversion of promissory notes
     to Series A preferred stock                   -              -         348,970
   Issuance of common stock for
     cash and notes receivable,
     net of issuance costs                   (40,000)             -          11,230
  Exercise of stock options by
     external consultant                           -              -          17,500
  Repurchase of common stock                  22,500              -          (7,500)
  Deferred stock compensation                      -              -               -
  Amortization of deferred stock
     compensation                                  -              -         284,560
  Net loss and comprehensive loss                  -     (1,606,636)     (1,606,636)
                                       ---------------  -------------  ---------------
Balances at December 31, 1999              $ (40,000)    $(1,590,004)     $ 1,178,075
                                       ===============  =============  ===============

SEE ACCOMPANYING NOTES.

                              Mergent Systems, Inc.

                            Statements of Cash Flows



                                                                                    YEAR ENDED DECEMBER 31,
                                                                                   1999                1998
                                                                            ----------------------------------------
OPERATING ACTIVITIES
Net loss                                                                        $   (1,606,636)    $      (13,567)
Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
     Depreciation and amortization                                                      19,775              4,262
     Amortization of deferred stock compensation                                       284,560              6,172
     Amortization of external consultant stock compensation                             14,500                  -
     Changes in operating assets and liabilities:
       Deferred tax asset                                                               18,760            (18,760)
       Prepaid expenses and other assets                                              (110,275)            38,874
       Accounts payable and accrued liabilities                                        129,792             39,608
       Deferred revenue                                                                      -             40,000
                                                                            ----------------------------------------
Net cash provided by (used in) operating activities                                 (1,249,524)            96,589

INVESTING ACTIVITIES
Purchases of property and equipment                                                   (172,354)           (23,074)
                                                                            ----------------------------------------
Net cash used in investing activities                                                 (172,354)           (23,074)

FINANCING ACTIVITIES
Net proceeds from issuance of notes payable                                            348,970                  -
Proceeds from issuance of preferred stock                                            2,100,000                  -
Proceeds from issuance of common stock, net                                             14,230                  -
Repurchase of common stock                                                              (7,500)                 -
                                                                            ----------------------------------------
Net cash provided by financing activities                                            2,455,700                  -
                                                                            ----------------------------------------
Increase in cash and cash equivalents                                                1,033,822             73,515
Cash and cash equivalents at beginning of period                                        82,906              9,391
                                                                            ----------------------------------------
Cash and cash equivalents at end of period                                      $    1,116,728     $       82,906
                                                                            ========================================

SUPPLEMENT DISCLOSURES OF CASH FLOW INFORMATION
Interest paid                                                                   $         4,283    $             -
                                                                            ========================================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Equipment purchased under capital lease obligations                             $         7,244    $             -
                                                                            ========================================
Issuance of common stock for notes receivable                                   $        40,000    $        22,500
                                                                            ========================================
Cancellation of notes receivable on repurchase of common stock                  $       (22,500)   $             -
                                                                            ========================================
Conversion of notes payable into Series A preferred stock                       $       348,970    $             -
                                                                            ========================================
Deferred stock compensation                                                     $     1,234,080    $         34,375
                                                                            ========================================

SEE ACCOMPANYING NOTES.

                              Mergent Systems, Inc.

                          Notes to Financial Statements

                                December 31, 1999


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

Mergent Systems, Inc. (the "Company"), formerly Epistemics, Inc., was incorporated in the State of California and operates in one business segment which is the development and sale of software and services designed to create, operate and maintain product information systems and industry catalogue management applications for market makers and infomediaries in electronic commerce.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less to be cash and cash equivalents. The Company's cash and cash equivalents consist of a checking account and money market account.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally three to five years. Equipment under capital leases is amortized over the shorter of the estimated useful life of the asset or the life of the lease.

SOFTWARE DEVELOPMENT COSTS

Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company's software development projects have been completed concurrent with the establishment of technological feasibility, and, accordingly, all software development costs have been charged to product development expense in the accompanying statements of operations.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company generates revenue through software licenses and professional services. The Company licenses it's products directly to end-users. Professional services revenues include maintenance and support, training and consulting services performed for those customers that license the Company's products.

License revenues are recognized when a noncancelable license agreement has been signed, the product has been installed, the fees are fixed and determinable, collectibility is probable and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement.

Maintenance and support revenues, which consist of fees for ongoing technical support and product updates, are recognized ratably over the term of the maintenance contract. Revenues related to professional services, typically training and consulting services, are recognized as services are performed.

Deferred revenue includes license fees for which payment has been received but delivery or performance has not occurred.

CONCENTRATIONS OF CREDIT RISK AND CREDIT EVALUATIONS

For the year ended December 31, 1999, a single customer accounted for all revenues recognized. For the year ended December 31, 1998, another customer accounted for 98% of revenues. All of the Company's operations to date have been concentrated in the United States and relate to one product, iMerge.

STOCK-BASED COMPENSATION

The Company accounts for employee stock option grants using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

                              Mergent Systems, Inc.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the use of the liability method in accounting for income taxes. Under SFAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                                                           DECEMBER 31,
                                                                                    1999                 1998
                                                                             -----------------------------------------
Computer equipment and software                                                  $     132,516        $      30,620
Furniture and other equipment                                                           78,351                  649
                                                                             -----------------------------------------
                                                                                       210,867               31,269
Less accumulated depreciation                                                           24,037                4,262
                                                                             -----------------------------------------

                                                                                 $     186,830        $      27,007
                                                                             =========================================


3. LEASE OBLIGATIONS

The Company leases its facilities under a non-cancelable operating lease which expires in May 2001. The lease requires the Company to pay operating costs, including property taxes, normal maintenance and insurance. Rent expense under operating lease arrangements for the year ended December 31, 1999 and 1998 totaled approximately $9,500 and $1,845, respectively.

Capital lease obligations represent the present value of future rental payments under a capital lease agreement for computer equipment. The original cost and accumulated amortization on the equipment under the capital lease is $7,244 and $302, respectively, at December 31, 1999.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


3. LEASE OBLIGATIONS (CONTINUED)

Future minimum payments under these capital and operating leases at December 31, 1999 are as follows:


                                                                               CAPITAL LEASES      OPERATING LEASES
                                                                             -----------------------------------------
Year ending December 31,
     2000                                                                      $       4,212        $      432,000
     2001                                                                              4,211               144,000
                                                                             -----------------------------------------
Total minimum lease payment                                                            8,423        $      576,000
Less amounts representing interest                                                     1,179               =======
                                                                             --------------------
Present value of minimum lease payments                                                7,244
Less current portion of capital lease obligations                                      3,354
                                                                             --------------------
                                                                               $       3,890
                                                                             ====================

4. SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

   CONVERSION

   Each share of Series A preferred stock is convertible into one fully paid and nonassessable shares of common stock. The conversion rate is subject to adjustment from time to time. Additionally, conversion is automatic upon the closing of a qualified public offering of common stock with net proceeds of at least $15,000,000, or a public offering price of not less than $5.00 per share.

   DIVIDENDS

   The holders of shares of Series A convertible preferred stock are entitled to receive dividends at the rate of $0.0457 per annum on each outstanding share of Series A convertible preferred stock (as adjusted for any stock dividends, combinations or splits with respect to such shares). Dividends are payable in preference and priority to any payment of any dividend on common stock of the Company. Such dividends are payable only when, as and if declared by the Board of Directors, but only out of funds that are legally available, and are noncumulative. No dividends have been declared or paid as of December 31, 1999.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

   LIQUIDATION PREFERENCE

   In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A convertible preferred stock are entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of common stock, by reason of their ownership, an amount equal to the sum of $1.1428 for each share of Series A convertible preferred stock plus any declared but unpaid dividends with respect to such shares. If the aggregate proceeds available for distribution exceed $100,000,000, the holders of the Series A convertible preferred stock are entitled to receive an amount equal to only $0.5714 for each share of Series A convertible preferred stock. The remaining assets, if any, are to be distributed ratably to the holders of common and preferred stock on an as-if-converted-to-common stock basis. If the assets and funds distributed among the holders of the preferred stock are insufficient to permit the payment to holders of the full preferential amount, then all assets and funds of the Company are to be distributed ratably among the holders of the Series A convertible preferred stock, in proportion to the preferential amount each such holder is otherwise entitled to receive.

   VOTING

   The holders of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted.

   ANTIDILUTION PROVISIONS

   The conversion price of the Company's preferred stock is subject to adjustment to prevent dilution in the event that the Company issues additional shares of preferred stock, common stock or common stock equivalents at a purchase price less than the then-effective conversion price. However, without triggering antidilution adjustments, the Company may issue to directors, officers, employees, or consultants shares of common stock that are reserved for issuance under the Company's stock option plan or in connection with financing or other transactions which involve consideration and which are approved by the Board of Directors.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLAN

The Company has reserved 2,876,500 shares of common stock under the 1999 Stock Option Plan (the "Plan"). The Plan provides for incentive stock options to be granted to employees, at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10% shareholder, in which case the option price will not be less than 110% of such fair market value. The Plan also provides for nonqualified stock options to be issued to employees and consultants at an exercise price of not less than 85% of the fair value at the grant date. Options granted generally have a maximum term of 10 years from grant date, are exercisable upon vesting, unless otherwise designated for early exercise by the Board of Directors at the time of grant, and generally vest over a 4-year period with a 25% cliff vesting after one year and then ratably on a monthly basis for the remaining 3 years. Options exercised early are subject to the vesting provisions mentioned above and any unvested shares are subject to repurchase at the original price upon termination of employment, death, or disability. The repurchase right lapses upon vesting. As of December 31, 1999, there were no shares subject to repurchase under the Plan.

A summary of the stock option activity is as follows:


                                                                                      OPTIONS OUTSTANDING
                                                                          --------------------------------------------
                                                                                                      WEIGHTED-
                                                                                 NUMBER                AVERAGE
                                                                                   OF             EXERCISE PRICE PER
                                                                                 SHARES                  SHARE
                                                                          --------------------------------------------
Outstanding at December 31, 1998                                                        -         $         -
    Granted                                                                      1,260,000               0.07
    Exercised                                                                      (50,000)              0.06
    Canceled                                                                             -                  -
                                                                          --------------------------------------------
Outstanding at December 31, 1999                                                 1,210,000        $      0.06
                                                                          ============================================

No options were exercisable at December 31, 1999.

As of December 31, 1999, options to purchase 1,616,500 shares of common stock were available for future grant under the Plan.

As of December 31, 1999, the weighted-average grant date fair value of options granted in the year were $1.43 per share, the range of exercise prices was $0.01
- $0.20 per share, and the weighted-average remaining contractual life of options outstanding was 9.79 years.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (CONTINUED)

COMMON STOCK ISSUED TO FOUNDER AND OFFICERS OF THE COMPANY

To date, the Company has issued 3,375,000 shares of common stock to the founder and officers of the Company at $0.02 per share. The shares are subject to repurchase rights which allow the Company to repurchase the shares at the original purchase price in the event of termination of employment. This repurchase right expires over a range of periods from 1 to 3 years. At December 31, 1999, 2,790,800 shares were subject to repurchase.

Of this amount, 500,000 shares were issued in exchange for technology and know-how provided by a founder. The Company recorded the intrinsic value of this option with a charge to deferred stock compensation of $160,000, which amount is being amortized by charges to operations over the vesting period using a graded vesting method. Such amortization amounted to $93,038 for the year ended December 31, 1999.

Also part of the common stock issued to founders and officers was 2,000,000 shares of restricted common stock purchased at a price of $0.02 per share. These shares were purchased with a $40,000 full-recourse promissory note that bears interest at 6% per annum.

OPTIONS ISSUED TO CONSULTANTS

The Company granted options under the Plan for a non-employee to purchase 50,000 shares of common stock at an exercise price of $0.06 per share, for consulting services. The fair value of these options was determined to be $17,500 using a Black-Scholes option pricing model with the following assumptions: weighted-average risk fee interest rate of 6.0%, weighted-average contractual life of 2.5 years, 70% volatility and no dividend yield, and the Company recorded this amount as consulting expense during the year ended December 31, 1999 as the options were fully vested as of that date.

DEFERRED STOCK COMPENSATION

The Company recorded additional deferred stock compensation of $1,074,080 and $34,375 during the years ended December 31, 1999 and 1998, respectively, representing the difference between the exercise price and the deemed fair value for financial accounting purposes of certain of the Company's stock options granted to employees. This amount is being amortized by a charge to operations over the vesting periods of the individual stock options using a graded vesting method. Such amortization amounted to $197,694 and $6,172 for the years ended December 31, 1999 and 1998, respectively.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


4. SHAREHOLDERS' EQUITY (CONTINUED)

PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying common stock on the grant date, no compensation expense is recorded.

Pro forma information regarding net income (loss) is required by SFAS 123. Under this method, the estimated fair value of the options is amortized over the options' vesting period which would result in an increase in net loss of approximately $33,000 for the year ended December 31, 1999.

The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 6.0%, expected life of the option of 4 years, expected volatility of 0.7%, and no expected dividend yield.

5. INCOME TAXES

Significant components of the provision for income taxes attributable to operations are as follows (in thousands):

                              Year Ended December 31,
                            ----------------------------
                             1998                 1999
                            -------             --------
Current:
    Federal                  12,991             (18,760)
    State                     7,849                   -
                            -------             --------
Total Current                20,840             (18,760)
Deferred:
    Federal                 (17,852)             18,760
    State                         -                   -
                            -------             --------
Total deferred              (17,852)             18,760
                            -------             --------
Total                         2,988                   -
                            =======             ========


A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of operations is as follows:


                                      Year Ended December 31,
                                    ----------------------------
                                     1998                 1999
                                    -------             --------
U.S. federal taxes (benefit)
     at statutory rate               -34.0%               -34.0%

     State                            -6.0%                -3.6%

     Valuation Allowance             175.4%                36.4%

     Impacted of Graduated
      Federal Rate                  -108.5%                   -

     Other                             1.3%                 1.2%
                                    -------             --------
Total                                28.20%                0.00%
                                    =======             ========


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:


                                                                                           DECEMBER 31,
                                                                                    1999                 1998
                                                                             -----------------------------------------
Deferred tax assets:
   Net operating loss carryforwards                                           $       457,921      $             -
   Other                                                                              138,206               37,311
                                                                             -----------------------------------------
Total deferred tax assets                                                             596,127               37,311

Valuation allowance                                                                  (596,127)             (18,551)
                                                                             -----------------------------------------
Net deferred tax assets                                                       $             -      $        18,760
                                                                             =========================================

Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $577,576 during the year ended December 31, 1999.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


5. INCOME TAXES (CONTINUED)

As of December 31, 1999, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $1,238,000 which begins to expire in the year 2019. The Company had net operating loss carryforwards for state income tax purposes of approximately $616,000 expiring in 2004.

Utilization of the Company's net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitation provided by the Internal Revenue Code and a similar state provision. Such an annual limitation could result in the expiration of the net operating loss carryforwards before utilization.

6. RETIREMENT PLAN

The Company has a defined contribution plan for all full-time employees which qualifies under Section 401(k) of the Internal Revenue Code. Under the terms of the plan, employees may contribute up to 15%, subject to Internal Revenue Service limitation, of their annual compensation. The 401(k) plan does not provided for matching contributions from the Company.

7. IMPACT OF YEAR 2000 (UNAUDITED)

The Company evaluated its internal and network systems and software products and has experienced no significant disruptions in mission critical information technology systems, non-information technology systems, or software products. The Company believes those systems and products successfully responded to the Year 2000 date change. Remediation costs incurred to date have not been material.

The Company is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly. However, failure to fully identify all Year 2000 dependencies in the Company's existing systems, in the systems of its suppliers, and the systems of its financial institutions could have material adverse consequences.

                                                                  DRAFT 03/21/00

                              Mergent Systems, Inc.

                    Notes to Financial Statements (continued)


8. SUBSEQUENT EVENTS

On January 7, 2000, Commerce One, Inc. acquired all of the Company's outstanding preferred and common stock. Commerce One issued approximately 870,828 shares of unregistered common stock and approximately $10.0 million of cash to the Company's common and preferred shareholders in this transaction and assumed all outstanding stock options of the Company. No adjustments to the recorded amounts of assets or liabilities which may result from this transaction have been included in the accompanying financial statements.